UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2026

VERSES AI INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56692	88-2921736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, 8th Floor Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 988-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Chief Financial Officer James Christodoulou and Interim Chief Executive Officer David Scott

Resignations of James Christodoulou and David Scott

On June 26, 2026, James Christodoulou, the Chief Financial Officer of Verses AI Inc. (the “Company”) informed the Company’s Board of Directors (the “Board”) that he was resigning as Chief Financial Officer and all other positions in the Company and its subsidiaries effective immediately.

On June 30, 2026, David Scott, the Interim Chief Executive Officer of the Company informed the Board that he was resigning as Interim Chief Executive Officer effective immediately. He remains a Director of the Company.

The Board acknowledges receipt of Mr. Christodoulou’s and Mr. Scott’s resignations.

These personnel changes align with the previously announced discontinuation of the Company’s artificial intelligence research and development activities.

Item 8.01 Other Events.

On July 2, 2026, the Company issued a press release announcing the resignations of Mr. Christodoulou and Mr. Scott. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	Press Release dated July 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verses AI Inc.

July 2, 2026	By:	/s/ Michael Blum
Michael Blum
Chairman of the Board